Exhibit (g)(7)

August 27, 2021

State Street Bank and Trust Company

Channel Center, CCB7

One Iron Street

Boston, MA 02210

Attention: Patrick Arthur, AVP

Re:   ALPS ETF Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established one new series of shares to be known as ALPS Global Travel Beneficiaries ETF (the “Portfolio”).

In accordance with Section 19.6, the Additional Portfolio provision, of the Master Custodian Agreement dated as of June 30, 2015, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolio under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement. Appendix A to the Agreement shall be deleted and replaced in its entirety with Appendix A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,
ALPS ETF TRUST
on behalf of:
ALPS GLOBAL TRAVEL BENEFICIARIES ETF

By:	/s/ Kathryn Burns
Name:	Kathryn Burns
Title:	Treasurer, Duly Authorized

Agreed and Accepted: STATE STREET BANK AND TRUST COMPANY

By:	/s/ Suzanne Hinckley
Name:	Suzanne Hinckley
Title:	Senior Vice President, Duly Authorized
Effective Date:	August 24, 2021

Information Classification: Limited Access

APPENDIX A

to

Master Custodian Agreement

Management Investment Companies Registered with the SEC and Portfolios thereof, If Any

ALPS ETF Trust
Alerian Energy Infrastructure ETF	Effective 8/3/2015
Alerian MLP ETF	Effective 8/3/2015
ALPS Active REIT ETF	Effective 2/1/2021
ALPS Clean Energy ETF	Effective 6/29/2018
ALPS Disruptive Technologies ETF	Effective 12/29/2017
ALPS Emerging Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Equal Sector Weight ETF	Effective 8/3/2015
ALPS Global Travel Beneficiaries ETF	Effective
ALPS Hillman Active Value ETF	Effective 7/1/2021
ALPS International Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Medical Breakthroughs ETF	Effective 8/3/2015
ALPS Sector Dividend Dogs ETF	Effective 8/3/2015
Barron's 400 ETF	Effective 8/3/2015
ALPS REIT Dividend DOGS ETF (f/k/a Cohen & Steers
Global Realty Majors ETF)	Effective 8/3/2015
RiverFront Dynamic Unconstrained Income ETF	Effective 6/10/2016
RiverFront Dynamic Core Income ETF	Effective 6/10/2016
RiverFront Dynamic US Dividend Advantage ETF	Effective 6/3/2016
RiverFront Dynamic US Flex-Cap ETF	Effective 6/3/2016
Riverfront Strategic Income Fund	Effective 8/3/2015

Information Classification: Limited Access